Exhibit 99.2

ANTERO MIDSTREAM CORPORATION

UTICA SHALE PROPERTY AND EQUIPMENT

Abbreviated Financial Statements

As of and for the years ended December 31, 2024 and 2025

(With Independent Auditors’ Report Thereon)

INDEX TO THE ABBREVIATED FINANCIAL STATEMENTS

Page
Independent Auditors’ Report	1
Abbreviated Financial Statements:
Statements of Assets Acquired and Liabilities Assumed	3
Statements of Revenues and Direct Expenses	4
Notes to Abbreviated Financial Statements	5

i

INDEPENDENT AUDITORS’ REPORT

To Management

Antero Midstream Corporation:

Report on the Audit of the Abbreviated Financial Statements

Opinion

We have audited the abbreviated financial statements of the Utica Shale property and equipment of Antero Midstream Corporation (collectively, the Company), which comprise the statements of assets acquired and liabilities assumed as of December 31, 2024 and 2025, and the related statements of revenues and direct expenses for the years then ended, and the related notes to the abbreviated financial statements.

In our opinion, the accompanying abbreviated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2025, and the results of its operations for the years then ended in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 1 to the abbreviated financial statements, which describes that the accompanying abbreviated financial statements were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission and are not intended to be a complete presentation of the Company’s assets, liabilities, revenues, and expenses. As a result, the abbreviated financial statements may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Abbreviated Financial Statements

Management is responsible for the preparation and fair presentation of the abbreviated financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the abbreviated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the abbreviated financial statements are issued.

Auditors’ Responsibilities for the Audit of the Abbreviated Financial Statements

Our objectives are to obtain reasonable assurance about whether the abbreviated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the abbreviated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the abbreviated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the abbreviated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ KPMG LLP

Denver, Colorado

February 23, 2026

ANTERO MIDSTREAM CORPORATION

UTICA SHALE PROPERTY AND EQUIPMENT

Statements of Assets Acquired and Liabilities Assumed

(In thousands)

	December 31,
	2024	2025
Assets Acquired
Current assets:
Accounts receivable–Antero Resources	$4,743	4,600
Other current assets	177	162

Total current assets	4,920	4,762

Long-term assets:
Property and equipment, net	471,056	378,560
Other assets, net	317	476

Total assets acquired	$476,293	383,798

Liabilities Assumed
Current liabilities:
Accounts payable–Antero Resources	$194	1,180
Accounts payable–third party	642	634
Accrued liabilities	1,049	1,663

Total current liabilities	1,885	3,477

Long-term liabilities:
Deferred revenue	—	1,800
Asset retirement obligations	548	562
Other	659	659

Total liabilities assumed	$3,092	6,498

See accompanying notes to abbreviated financial statements.

ANTERO MIDSTREAM CORPORATION

UTICA SHALE PROPERTY AND EQUIPMENT

Statements of Revenues and Direct Expenses

(In thousands)

	Year Ended December 31,
	2024	2025
Revenue:
Gathering and compression–Antero Resources	$57,452	42,140
Water handling–Antero Resources	7,077	5,476

Total revenue	64,529	47,616

Direct expenses:
Direct operating	17,955	14,994
General and administrative	1,827	2,788
Depreciation	14,163	13,115
Impairment of property and equipment	—	155
Loss on long-lived assets	—	86,626
Other expense	12	20

Total direct expenses	33,957	117,698

Excess (deficit) of revenues over direct expenses	$30,572	(70,082)

See accompanying notes to abbreviated financial statements.

ANTERO MIDSTREAM CORPORATION

UTICA SHALE PROPERTY AND EQUIPMENT

Notes to the Abbreviated Financial Statements

(1) Organization and Basis of Presentation

(a) Description of Operations

On December 5, 2025, certain wholly-owned subsidiaries of Antero Midstream Corporation (the “Company”), entered into a purchase and sale agreement (“Utica Shale PSA”) with Infinity Natural Resources, LLC and Northern Oil and Gas, Inc. (collectively the “Buyer Parties”) to sell substantially all of its Utica Shale midstream assets including 118 miles of gathering pipelines, 20 miles of condensate pipelines, approximately 700 million cubic feet equivalent per day of compression capacity, 85 miles of water pipelines and 12 water impoundments with storage capacity of approximately 2 million barrels, among others (collectively the “Utica Shale Property and Equipment”), for aggregate cash consideration of $400 million, subject to the terms and conditions thereof (the “Utica Shale Divestiture”). On December 8, 2025, the Buyer Parties deposited $40 million into escrow that was credited towards the cash consideration payable at closing of the Utica Shale Divestiture. The Utica Shale Divestiture has an effective date of July 1, 2025 and closed on February 23, 2026.

(b) Basis of Presentation of Abbreviated Financial Statements

The Utica Shale Property and Equipment do not constitute a separate entity, subsidiary, operating segment or division of the Company, and full financial statements for the Utica Shale Property and Equipment have never been prepared or audited on a stand-alone basis nor has the Company maintained the distinct and separate accounts necessary to prepare stand-alone financial statements. In addition, total assets and total revenues of the Utica Shale Property and Equipment are less than 20% of the Company’s total assets and total revenues as of and for the year ended December 31, 2025.

Certain corporate overhead expenses, as further described below, were not allocated to the Utica Shale Property and Equipment and have been excluded from the accompanying statements. Any attempt to allocate these expenses would require significant judgmental allocations, which would be arbitrary and may not be indicative of the performance of the Utica Shale Property and Equipment on a stand-alone basis. Therefore, historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America (“GAAP”) are not presented as such information is not readily available or practicable to prepare for the Utica Shale Property and Equipment. Accordingly, the abbreviated historical statements of assets acquired and liabilities assumed and revenues and direct expenses are presented in accordance with Rule 3-05(e) of the Securities and Exchange Commission’s Regulation S-X in lieu of the full financial statements otherwise required under Rule 3-05.

The accompanying statements of assets acquired and liabilities assumed and revenues and direct expenses relate only to the operations of the Utica Shale Property and Equipment to be divested by the Company and subsequently acquired by the Buyer Parties, and these statements have been derived from the historical accounting records of the Company.

(b) Excluded Expenses

The statements of assets acquired and liabilities assumed include only the Utica Property and Equipment and its related liabilities that will be sold to the Buyer Parties pursuant to the Utica Shale PSA. The accompanying statements of revenues and direct expenses vary from an income statement in that they do not show certain corporate overhead expenses for equity-based compensation, interest related to debt that will not be assumed and income taxes. These costs were not separately allocated to the Utica Shale Property and Equipment in the Company’s historical accounting records and any allocation would not be a reliable estimate of what these costs would actually have been had the Utica Shale Property and Equipment been operated historically as a stand-alone entity. In addition, these allocations if made using historical overhead structures, debt and tax burdens, would not produce allocations that would be indicative of the historical performance of the Utica Shale Property and Equipment had they been assets of the Buyer Parties, due to the varying size, corporate structure and operations between the Buyer Parties and the Company. Accordingly, the abbreviated financial statements and other information presented are not indicative of the financial condition or results of operations of the Utica Shale Property and Equipment going forward due to the omission of various operating and other expenses and due to the forthcoming changes in the business.

ANTERO MIDSTREAM CORPORATION

UTICA SHALE PROPERTY AND EQUIPMENT

Notes to the Abbreviated Financial Statements (continued)

(2) Summary of Significant Accounting Policies

(a) Use of Estimates

The preparation of the abbreviated financial statements in conformity with GAAP requires that management formulate estimates and assumptions that affect revenues, expenses, assets and liabilities and the related disclosures. Items subject to estimates and assumptions include the useful lives of property and equipment, evaluating impairments of long-lived assets, as well as the valuation of accrued liabilities, and allocation of certain direct expenses. Although management believes these estimates are reasonable, actual results could differ from these estimates.

(b) Revenue Recognition

The Utica Shale Property and Equipment provides gathering, compression and water handling services under fee-based contracts primarily based on throughput or at cost plus a margin. Certain of these contracts contain operating leases of the Utica Shale Property and Equipment’s assets under GAAP. Under these arrangements, the Utica Shale Property and Equipment receives fees for gathering, compression and water handling services. The revenue the Utica Shale Property and Equipment earns from these arrangements is directly related to (i) in the case of natural gas gathering and compression, the volumes of metered natural gas that it gathers, compresses and delivers to natural gas compression sites or other transmission delivery points, (ii) in the case of fresh water services, the quantities of fresh water delivered to its customers for use in their well completion operations, and (iii) in the case of other fluid handling services, the third-party costs the Utica Shale Property and Equipment incurs plus 3%. Revenue is recognized when a performance obligation is satisfied by delivering a service to a customer or the use of leased assets to a customer. Lease revenue is included within revenues by service. See Note 4—Revenue.

(c) Direct Expenses

Direct expenses are recognized when incurred and consist of the direct expenses of operating the Utica Shale Property and Equipment. Direct expenses include direct operating, general and administrative, depreciation, impairment of property and equipment and accretion of asset retirement obligations. Direct operating costs consist primarily of labor, water disposal, pigging, fuel, monitoring, repair and maintenance, utilities, contract services and regulatory and compliance costs. General and administrative expenses consist of direct charges incurred by the Company and costs charged by Antero Resources Corporation (“Antero Resources”) and include compensation, payroll and accounts payable processing, facilities management, legal expense, and corporate services costs for accounting, treasury, information technology and human resources, among others. See “—Property and Equipment” and “—Asset Retirement Obligations” below for additional information on depreciation, impairment of property and equipment and accretion of asset retirement obligations.

(d) Property and Equipment

Property and equipment primarily consists of (i) gathering pipelines, (ii) compressor stations and (iii) water handling pipelines and facilities stated at historical cost less accumulated depreciation, amortization and impairment. Construction-related direct labor and material costs are capitalized. Maintenance and repair costs are expensed as incurred.

Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives and salvage values of assets. The depreciation of fixed assets recorded under operating lease agreements is included in depreciation expense. Uncertainties that may impact these estimates of useful lives include, among others, changes in laws and regulations relating to environmental matters, including air and water quality, restoration and abandonment requirements, economic conditions and supply and demand for the Utica Shale Property and Equipment’s services in the areas in which it operates. When assets are placed into service, management makes estimates with respect to useful lives and salvage values that management believes are reasonable. Estimated useful lives of the Utica Shale Property and Equipment assets are reviewed to determine if any changes are necessary as circumstances warrant.

Long-lived assets are evaluated for impairment when events or changes in circumstances indicate that the related carrying values of the assets may not be recoverable. Generally, the basis for making such assessments is undiscounted future cash flow projections for the assets being assessed. If the carrying values of the assets are deemed not recoverable, the carrying values are reduced to the estimated fair values, which are based on discounted future cash flows using assumptions as to revenues, costs and discount rates typical of third-party market participants, which is a Level 3 fair value measurement.

ANTERO MIDSTREAM CORPORATION

UTICA SHALE PROPERTY AND EQUIPMENT

Notes to the Abbreviated Financial Statements (continued)

The cash consideration expected to be received for the Utica Shale Divestiture less costs to sell was less than its carrying value of the Utica Shale Property and Equipment’s net assets as of December 5, 2025. Accordingly, the Company reduced the carrying value of the Utica Shale Property and Equipment to the estimated selling price less costs to sell and recorded a loss on long-lived assets of $87 million during the year ended December 31, 2025 in its statements of revenues and direct expenses.

(e) Asset Retirement Obligations

Asset retirement obligations are recorded for water impoundments when an abandonment date is identified. The fair value of the water impoundment and wastewater pit retirement obligations are recorded as liabilities in the period in which the regulatory obligation to retire a specific asset is triggered. The fair value is based on the total reclamation costs of the assets. Retirement obligations are increased each year to reflect the passage of time by accreting the balance at the weighted average credit-adjusted risk-free rate that is used to calculate the recorded liability, with accretion charged to direct costs. Actual cash expenditures to perform remediation activities reduce the retirement obligation liabilities as incurred. After initial measurement, asset retirement obligations are adjusted at the end of each period to reflect changes, if any, in the estimated future cash flows underlying the obligation. Water impoundments assets are capitalized as the related retirement obligations are incurred, and are amortized on a straight-line basis until reclamation.

The Utica Shale Property and Equipment (i) is under no legal obligations, neither contractually nor under the doctrine of promissory estoppel, to restore or dismantle its gathering pipelines, compressor stations, water delivery pipelines, flowback and produced water facilities upon abandonment or (ii) intends to operate and maintain its assets as long as supply and demand for natural gas exists, which is expected to continue into the foreseeable future.

(f) Fair Value Measures

The Financial Accounting Standard Board Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This guidance also relates to all nonfinancial assets and liabilities that are not recognized or disclosed on a recurring basis (e.g., the initial recognition of asset retirement obligations and impairments of long-lived assets). The fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy is used to prioritize inputs to valuation techniques used to estimate fair value. An asset or liability subject to the fair value requirements is categorized within the hierarchy based on the lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. The highest priority (Level 1) is given to unadjusted quoted market prices in active markets for identical assets or liabilities, and the lowest priority (Level 3) is given to unobservable inputs. Level 2 inputs are data, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly.

The carrying values on the statements of assets acquired and liabilities assumed of the Utica Shale Property and Equipment’s accounts receivable—Antero Resources, other current assets, accounts payable—Antero Resources, accounts payable—third party and accrued liabilities approximate fair values due to their short-term maturities. The Company used an income approach to estimate the selling price less costs to sell of the Utica Shale Property and Equipment, which represents fair value of the Utica Shale Property and Equipment as of December 31, 2025. The selling price less costs to sell is based on significant inputs not observable in the market, and therefore, represents a Level 3 measurement within the fair value hierarchy.

(3) Transactions with Affiliates

(a) Revenues

All revenues earned during the years ended December 31, 2024 and 2025 were earned from Antero Resources, under various agreements for gathering and compression and water handling services. Revenues earned from gathering and compression services consist of lease income. See Note 4—Revenue for additional information

ANTERO MIDSTREAM CORPORATION

UTICA SHALE PROPERTY AND EQUIPMENT

Notes to the Abbreviated Financial Statements (continued)

(b) Accounts receivable—Antero Resources and Accounts payable—Antero Resources

Accounts receivable—Antero Resources represents amounts due from Antero Resources, primarily related to gathering and compression services and water handling services. Accounts payable—Antero Resources represents amounts due to Antero Resources for general and administrative and other costs.

(c) Allocation of Costs Charged by Antero Resources

The employees supporting the Utica Shale Property and Equipment’s operations are concurrently employed by Antero Resources and the Company. Direct operating expense includes costs charged to the Utica Shale Property and Equipment for services provided by employees associated with the operation of the Utica Shale Property and Equipment’s gathering lines, compressor stations and water handling assets. General and administrative expense includes costs attributable to the Utica Shale Property and Equipment and relate to: (i) various business services, including payroll processing, accounts payable processing and facilities management, (ii) various corporate services, including legal, accounting, treasury, information technology and human resources and (iii) compensation. These expenses are charged based on the nature of the expenses and are apportioned based on a combination of the Company’s proportionate share of gross property and equipment, capital expenditures and labor costs, as applicable. The Company’s allocated costs are then further apportioned to the Utica Shale Property and Equipment based on its proportionate share of gross property and equipment, capital expenditures and labor costs, as applicable. The Company reimburses Antero Resources directly for all general and administrative costs charged to it.

The following table presents a summary of the costs allocated to the Utica Shale Property and Equipment by Antero Resources and the recorded location in the statements of revenues and direct expenses:

	Year Ended December 31,
(in thousands)	2024	2025
Direct operating	$1,637	1,570
General and administrative	1,667	2,680

Total allocated costs charged by Antero Resources	$3,304	4,250

(4) Revenue

All of the Utica Shale Property and Equipment’s gathering and compression revenues are derived from operating lease agreements, and all of the Utica Shale Property and Equipment’s water handling revenues are derived from service contracts with customers. The Utica Shale Property and Equipment earned all of its revenues from Antero Resources.

(a) Gathering and Compression

The Utica Shale Property and Equipment’s gathering and compression service agreements with Antero Resources included: (i) the second amended and restated gathering and compression agreement dated December 8, 2019 (the “2019 gathering and compression agreement”) and (ii) a compression agreement acquired on December 21, 2022 (the “Utica compression agreement” and together with the 2019 gathering and compression agreement, the “gathering and compression agreements”).

Pursuant to the gathering and compression agreements, Antero Resources dedicated substantially all of its current and future acreage in Ohio to the Company for gathering and compression services. The 2019 gathering and compression agreement has an initial term through 2038, and the Utica compression agreement had one remaining acreage dedication that expires in 2030. The 2019 gathering and compression agreement is an excluded asset pursuant to the Utica Shale PSA, and as such, Antero Resources’ Ohio acreage and the Utica Shale Property and Equipment was released from this agreement upon the closing of the Utica Shale Divestiture.

Under the gathering and compression agreements, the Utica Shale Property and Equipment received, where applicable, a low pressure gathering fee, a high pressure gathering fee and a compression fee, all of which are subject to annual Consumer Price Index (“CPI”)-based adjustments. In addition, under the 2019 gathering and compression agreement, the Company received a reimbursement for certain variable costs, such as electricity and operating expenses.

ANTERO MIDSTREAM CORPORATION

UTICA SHALE PROPERTY AND EQUIPMENT

Notes to the Abbreviated Financial Statements (continued)

The gathering and compression agreements are operating leases as Antero Resources obtains substantially all of the economic benefit of the assets and has the right to direct the use of the assets. Each gathering and compression system is an identifiable asset, and consists of a network of assets that may include underground low pressure pipelines that connect and deliver gas from specific well pads to compressor stations to compress the gas before delivery to underground high pressure pipelines that transport the gas to a third-party pipeline or a third-party processing plant. Each compression system is an identifiable asset, and consists of a network of assets that include compressor stations that connect to underground high pressure pipelines that transport the gas to a third-party pipeline or third-party processing plant. Each set of assets in an agreement is considered to be a single lease due to the interrelated network of the assets required to provide services under each respective agreement. When a modification to an agreement occurs, a reassessment of the lease classification for such agreement is required. The lease and non-lease components are accounted for as a single lease component as the lease component is the predominant component. The non-lease components consist of operating, oversight and maintenance of the gathering systems, which are performed on time-elapsed measures.

The 2019 gathering and compression agreement includes certain fixed fee provisions that relate to minimum volume commitments that require Antero Resources to utilize or pay for 75% of the high pressure gathering capacity and 70% of the compression capacity for a period of 10 years from the later of (i) the Antero Resources’ requested in-service date or (ii) actual in-service date of the assets. All lease payments under the minimum volume commitments are considered to be in-substance fixed lease payments (“minimum lease payments”). As of December 31, 2025, the minimum lease payments for the 2019 gathering and compression agreement end in February 2028. However, these minimum lease payments ceased as they relate to the Utica Shale Property and Equipment upon the closing of the Utica Shale Divestiture.

Lease income from the Utica Shale Property and Equipment minimum volume commitments was recognized on a straight-line basis. Additional variable operating lease income was earned when volumes in excess of the minimum commitments were delivered under the contract. Variable lease income was recognized when low pressure volumes were delivered to a compressor station, compression volumes were delivered to a high pressure line and high pressure volumes were delivered to a processing plant or transmission pipeline, as applicable. Minimum volume commitments for the 2019 gathering and compression agreement are aggregated such that the agreement has a single minimum volume commitment for the respective service each year, and the Utica Shale Property and Equipment represent a portion of these minimum volume commitments. As it relates to the Utica Shale Property and Equipment minimum volume commitments, the compression revenues were less than the minimum volume commitment by $2 million and $5 million during the years ended December 31, 2024 and 2025, respectively, and the high pressure revenues were in excess of the minimum volume commitment by $4 million and were less than the minimum volume commitment by $0.5 million during the years ended December 31, 2024 and 2025, respectively. The customer was invoiced the month after each service was performed, and payment was due in the same month. There are no leases that have not commenced.

(b) Water Handling

The Utica Shale Property and Equipment was party to a water services agreement with Antero Resources, whereby the Utica Shale Property and Equipment provided certain water handling services to Antero Resources within an area of dedication in defined service areas in Ohio. The initial term of the water services agreement runs to 2035. However, this water services agreement with Antero Resources is an excluded asset pursuant to the Utica Shale PSA, and as such, Antero Resources’ Ohio acreage and the Utica Shale Property and Equipment was released from this agreement upon the closing of the Utica Shale Divestiture. Under the agreement, the Utica Shale Property and Equipment received a fixed fee for fresh water deliveries by pipeline directly to the well site, subject to annual CPI-based adjustments. In addition, the Utica Shale Property and Equipment provided other fluid handling services. These operations, along with the Utica Shale Property and Equipment’s fresh water delivery systems, supported well completion and production operations for Antero Resources in Ohio. These services were provided by third-parties with which the Company contracts, and Antero Resources reimbursed the Company’s third-party out-of-pocket costs plus 3%.

Performance obligations were satisfied and revenue was recognized when (i) the fresh water volumes had been delivered to the hydration unit of a specified well pad or (ii) other fluid handling services had been completed. The customer was invoiced the month after water services are performed, and payment was due in the same month. For services contracted through third-party providers, the performance obligation was satisfied when the service to be performed by the third-party provider was completed. The customer was invoiced after the third-party provider billing was received, and payment was due in the same month.

ANTERO MIDSTREAM CORPORATION

UTICA SHALE PROPERTY AND EQUIPMENT

Notes to the Abbreviated Financial Statements (continued)

Transaction Price Allocated to Remaining Performance Obligations

The water service agreement with Antero Resources has a term greater than one year. Disclosure of the transaction price allocated to remaining performance obligations is not required because the variable consideration is allocated entirely to a wholly unsatisfied performance obligation. Under this contract, each unit of product delivered to the customer represented a separate performance obligation; therefore, future volumes are wholly unsatisfied and disclosure of the transaction price allocated to remaining performance obligations is not required.

Contract Balances

Under the water service contract, the customer was invoiced after the performance obligations were satisfied, at which point payment is unconditional. Accordingly, the water service contract does not give rise to contract assets or liabilities.

(c) Disaggregation of Revenue

In the following table, revenue is disaggregated by type of service and type of fee and is identified by the reportable segment to which such revenues relate. See Note 7—Reportable Segments for additional information.

	Year Ended December 31,
(in thousands)	2024	2025
Reportable segment / Type of service
Gathering and Processing (1)
Gathering–low pressure	$27,215	19,272
Compression	14,409	11,744
Gathering–high pressure	15,828	11,124
Water Handling
Fresh water delivery	—	9
Other fluid handling	7,077	5,467

Total	$64,529	47,616

Reportable segment / Type of contract
Gathering and Processing (1)
Per unit fixed fee	$57,452	42,140
Water Handling
Per unit fixed fee	—	9
Cost plus 3%	7,077	5,467

Total	$64,529	47,616

(1)	Revenue related to the gathering and processing segment is classified as lease income related to the gathering and compression systems.

The Company’s receivables from its contracts with customers and operating leases as of December 31, 2024 and 2025, were each $5 million.

ANTERO MIDSTREAM CORPORATION

UTICA SHALE PROPERTY AND EQUIPMENT

Notes to the Abbreviated Financial Statements (continued)

(5) Property and Equipment

(a) Summary of Property and Equipment

Property and equipment, net consisted of the following items:

	Estimated Useful Lives	December 31,
(in thousands)		2024	2025
Land	n/a	$2,378	2,378
Gathering systems and facilities	40-50 years (1)	505,269	353,260
Permanent buried pipelines and equipment	7-20 years	35,653	12,633
Surface pipelines and equipment	1-7 years	12,250	1,951
Above ground storage tanks	5-10 years	534	—
Construction-in-progress	n/a	1,702	8,338

Total property and equipment		557,786	378,560
Less accumulated depreciation		(86,730)	—

Property and equipment, net		$471,056	378,560

(1)	Gathering systems and facilities are recognized as a single-leased asset with no residual value.

(6) Accrued Liabilities

Accrued liabilities consisted of the following items:

	December 31,
(in thousands)	2024	2025
Capital expenditures	$25	483
Operating expenses	969	1,113
Ad valorem taxes	19	37
Other	36	30

Total accrued liabilities	$1,049	1,663

(7) Reportable Segments

(a) Summary of Reportable Segments

The Company’s operations, which are located in the United States, are organized into two reportable segments: (i) gathering and processing and (ii) water handling that are managed at a consolidated level for the Company based on operating income. The Utica Shale Property and Equipment is not an operating segment, and its operating results are not regularly reviewed by the Company’s chief operating decision maker. These reportable segment disclosures for the Utica Shale Property and Equipment have been prepared in a manner consistent with the statements of assets acquired and liabilities assumed and statements of revenues and direct expenses for the Company’s identified reportable segments of (i) gathering and processing and (ii) water handling.

Gathering and Processing

The gathering and processing segment as it relates to the Utica Shale Property and Equipment includes a network of gathering pipelines and compressor stations that collect and process production from Antero Resources’ Utica Shale wells in Ohio.

ANTERO MIDSTREAM CORPORATION

UTICA SHALE PROPERTY AND EQUIPMENT

Notes to the Abbreviated Financial Statements (continued)

Water Handling

The water handling segment as it relates to the Utica Shale Property and Equipment includes an independent system that delivers water from Seneca Lake, Wills Creek and Slope Creek. The water handling system consists of permanent buried pipelines, surface pipelines and water storage facilities, as well as pumping stations, and impoundments to transport water throughout the systems used to deliver water for well completions.

(b) Utica Shale Property and Equipment Reportable Segments Financial Information

The summarized abbreviated revenues and direct expenses results and total assets acquired of the Utica Shale Property and Equipment for each of the Company’s reportable segments are as follows:

	Year Ended December 31, 2024
(in thousands)	Gathering and Processing	Water Handling	Unallocated (1)	Consolidated Total
Revenues:
Revenue–Antero Resources	$57,452	7,077	—	64,529
Direct expenses:
Direct operating	10,482	7,473	—	17,955
General and administrative	1,437	230	160	1,827
Depreciation	10,949	3,214	—	14,163
Other (2)	—	12	—	12

Total direct expenses	22,868	10,929	160	33,957

Excess (deficit) of revenues over direct expenses	$34,584	(3,852)	(160)	30,572

	As of December 31, 2024
Total assets acquired	$453,568	22,725	—	476,293

(1)	Certain assets and expenses that are not directly attributable to gathering and processing and water handling are managed and evaluated on a consolidated basis.
(2)	Amounts include charges for accretion of asset retirement obligations which represent segment direct expenses that are not considered significant.

	Year Ended December 31, 2025
(in thousands)	Gathering and Processing	Water Handling	Unallocated (1)	Consolidated Total
Revenues:
Revenue–Antero Resources	$42,140	5,476	—	47,616
Direct expenses:
Direct operating	8,962	6,032	—	14,994
General and administrative	2,184	496	108	2,788
Depreciation	10,188	2,927	—	13,115
Impairment of property and equipment	—	155	—	155
Loss on long-lived assets	82,960	3,666	—	86,626
Other (2)	—	20	—	20

Total direct expenses	104,294	13,296	108	117,698

Deficit of revenues over direct expenses	$ (62,154)	(7,820)	(108)	(70,082)

	As of December 31, 2025
Total assets acquired	$365,895	17,903	—	383,798

(1)	Certain assets and expenses that are not directly attributable to gathering and processing and water handling are managed and evaluated on a consolidated basis.
(2)	Amounts include charges for accretion of asset retirement obligations which represent segment direct expenses that are not considered significant.

ANTERO MIDSTREAM CORPORATION

UTICA SHALE PROPERTY AND EQUIPMENT

Notes to the Abbreviated Financial Statements (continued)

(8) Subsequent Events

The Company evaluated subsequent events through February 23, 2026, the date the abbreviated financial statements were issued, for recognition and/or disclosure in the abbreviated financial statements and no such events were identified other than the closing of the Utica Shale Divestiture on February 23, 2026. See Note 1—Organization and Basis of Presentation and Note 4—Revenue for additional information.